UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2010

BJ'S RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300
Huntington Beach, CA 92647
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (714) 500-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)            At the Annual Meeting of Shareholders of BJ’s Restaurants, Inc. (the “Company”) held on June 8, 2010, the Company’s shareholders, upon the recommendation of the Board of Directors, ratified and approved the BJ’s Restaurants, Inc. 2005 Equity Incentive Plan, as amended (the “Plan”).  Among other things, the amendments to the Plan (i) increased the number of shares available for issuance thereunder by 1,200,000 shares, (ii) changed the fungible ratio on restricted stock awards from 2:1 to 1.5:1, (iii) extended the termination date of the Plan to ten years following the date of approval by the shareholders, and (iv) made certain other administrative changes to the Plan.

                A brief summary of the Plan, as amended, was included as part of Proposal No. 3 contained on pages 16-25 of the Company’s proxy statement on Schedule 14A for its 2010 Annual Meeting of shareholders, as filed with the Securities and Exchange Commission on May 3, 2010, and is incorporated herein.  The information regarding the Plan contained herein is qualified in its entirety by reference to the actual terms of the Plan, as amended, which is filed as Exhibit 10.1 hereto and incorporated by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2010, we held our Annual Meeting of Shareholders. Shareholders voted upon (i) the election of directors, (ii) ratification and approval of an amendment to our Articles of Incorporation to increase the authorized number of shares of Common Stock to 125,000,000, (iii) ratification and approval of our 2005 Equity Incentive Plan, as amended, and (iv) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010.

Gerald W. Deitchle, Peter A. Bassi, Larry D. Bouts, James A. Dal Pozzo, John F. Grundhofer, William L. Hyde, Jr., and J. Roger King and all of whom were directors prior to the Annual Meeting and were nominated for re-election, were re-elected at the meeting. The following votes were cast for each of the nominees:

Name	For	Authority Withheld
Gerald W. Deitchle	24,277,752	227,274
Peter A. Bassi	24,383,721	121,305
Larry D. Bouts	24,375,832	129,194
James A. Dal Pozzo	23,177,491	1,327,535
John F. Grundhofer	24,374,432	130,594
William L. Hyde, Jr.	24,382,774	122,252
J. Roger King	24,375,650	129,376

There were -0- abstentions and 11,240,404 broker non-votes with respect to the election of directors.

In addition, the shareholders ratified and approved the amendment of our Articles of Incorporation.  The following votes were cast on the approval of the amendment:  17,956,564 For;  8,105,918 Against; 48,316 Abstain. There were -0- broker non-votes.

The shareholders also ratified and approved our amended 2005 Equity Incentive Plan. The following votes were cast on the approval of the amendment: 20,673,618 For; 3,814,922 Against; 16,486 Abstain. There were 1,605,772 broker non-votes.

Additionally, the shareholders approved the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2010 fiscal year. The following votes were cast on the ratification: 26,072,496 For; 32,931 Against; 5,371 Abstain. There were -0- broker non-votes.

Item 8.01. Other Events.

On June 9, 2010 the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                Description

10.1
BJ’s Restaurants, Inc. 2005 Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 3, 2010 with respect to the 2010 Annual Meeting of shareholders)

99.1	Press release, dated June 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 10, 2010	BJ’S RESTAURANTS, INC. (Registrant)
By: /s/ Gregory S. Levin Gregory S. Levin, Executive Vice President, Secretary and Chief Financial Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.                                Description

10.1
BJ’s Restaurants, Inc. 2005 Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 3, 2010 with respect to the 2010 Annual Meeting of shareholders)

99.1	Press release, dated June 9, 2010.